SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 15, 2005



                            ORDERPRO LOGISTICS, INC.
             (Exact name of Registrant as specified in its charter)


          Nevada                         0-30857                 86-0982348
(State or other jurisdiction       (Commission File No.)       (IRS Employer
     of incorporation)                                       Identification No.)


                        7400 North Oracle Road, Suite 162
                              Tucson, Arizona 85704
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (520) 575-5745


                                       N/A
          (Former name or former address if changed since last report)
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ITEM 8.01 OTHER EVENTS

     On January 24, 2005 the Company borrowed $500,000 from Monarch Pointe Fund, Ltd. Until February 28, 2006, interest only payments (at a rate of 6.5% per year) are due each month. Beginning on February 28, 2006 and continuing until maturity, monthly principal and interest payments in the amount of $43,148,21 are payable on the last day of each calendar month. Any outstanding principal balance and any accrued but unpaid interest is due and payable in full on January 31, 2007. Monarch Pointe Fund is a British Virgin Islands corporation and is not affiliated with the Company.

     On February 15, 2005 the Company completed the purchase of 37,058,333 shares of its common stock from Richard Windorski, Lori Cochran, Lynn Windorski, Tidewater Properties, Inc. Soma Intertrans Research, OP Logistics, Robert Ringle and Sarah Proctor. The Company paid $309,000 for these shares, all of which will be cancelled and returned to treasury. A portion of the proceeds from the loan from Monarch Pointe Fund were used by the Company to purchase these 37,058,333 shares.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2005

                                      ORDERPRO LOGISTICS, INC.


                                      By: /s/ Jeffrey Smuda
                                          --------------------------------------
                                          Jeffrey Smuda, Chief Executive Officer

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